UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

EXPAND ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	001-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC
Class A Warrants to purchase Common Stock	EXEEW	The Nasdaq Stock Market LLC
Class B Warrants to purchase Common Stock	EXEEZ	The Nasdaq Stock Market LLC
Class C Warrants to purchase Common Stock	EXEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2024, Expand Energy Corporation (the “Company”) completed its previously announced underwritten public offering (the “Notes Offering”) of $750,000,000 aggregate principal amount of its 5.700% Senior Notes due 2035 (the “Notes”).

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-283348), filed with the Securities and Exchange Commission (the “SEC”) and automatically effective on November 20, 2024 (the “Shelf Registration Statement”). The terms of the Notes are further described in the Company’s prospectus supplement dated November 21, 2024, as filed with the SEC under Rule 424(b)(2) of the Act on November 22, 2024.

On December 2, 2024, the Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of December 2, 2024, between the Company and Regions Bank (the “Trustee”), as trustee, as supplemented by the First Supplemental Indenture, dated as of December 2, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, setting forth specific terms applicable to the Notes.

The Notes are the Company’s senior unsecured obligations and rank equally in right to payment of the holders of the Company’s other current and future unsecured senior debt, including debt under the Company’s revolving credit facility and the Company’s existing senior notes, and senior in right of payment to any future subordinated debt that the Company may incur. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore structurally subordinated to any indebtedness incurred by any of the Company’s subsidiaries.

The Company may optionally redeem the Notes, in whole or in part, at any time prior to October 15, 2034 (the “Par Call Date”), at a redemption price calculated in a manner set forth in the Indenture. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to but not including the redemption date.

The Indenture contains customary terms and covenants, including limitations on the Company’s ability and the ability of certain of its subsidiaries to incur liens securing funded indebtedness and on the Company’s ability to consolidate or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, which are set forth as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

In connection with closing of the Notes Offering, the Company is filing the legal opinions of Latham & Watkins LLP, regarding the enforceability of the Notes issued in the Notes Offering, and Derrick & Briggs, LLP, regarding the legality of the Notes issued in the Notes Offering, attached as Exhibits 5.1 and 5.2, respectively, hereto, to incorporate such opinions by reference into the Shelf Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 2, 2024, by and between Expand Energy Corporation and Regions Bank, as Trustee.
4.2	First Supplemental Indenture, dated as of December 2, 2024, by and between Expand Energy Corporation and Regions Bank, as Trustee (including the form of the Notes).
5.1	Opinion of Latham & Watkins LLP regarding the enforceability of the Notes.
5.2	Opinion of Derrick & Briggs, LLP regarding the legality of the Notes.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Derrick & Briggs, LLP (included in Exhibit 5.2 hereto).
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

		By:	/s/Chris Lacy
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary

Date:	December 2, 2024